EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-40406 of FiberCore, Inc. on Form S-3 of our report dated March 24, 2000 appearing in the Annual Report on Form 10-K of FiberCore, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Hartford, Connecticut
August 17, 2000

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